Exhibit 10.3

PATTERSON COMPANIES, INC.
PATTERSON DENTAL HOLDINGS, INC.
PATTERSON DENTAL SUPPLY, INC.
PATTERSON VETERINARY SUPPLY, INC.
PATTERSON MANAGEMENT, LP

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

$150,000,000 3.79% Senior Notes, due March 30, 2028

Dated as of January 25, 2019

To the Holders (as defined below) of
the above-referenced Notes
named in the attached Schedule 1

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of March 29, 2018 (the "Note Agreement") among PATTERSON COMPANIES, INC., a Minnesota corporation, PATTERSON DENTAL HOLDINGS, INC., a Minnesota corporation, PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation, PATTERSON VETERINARY SUPPLY, INC., a Minnesota corporation, and PATTERSON MANAGEMENT, LP, a Minnesota limited partnership (together jointly and severally, the "Obligors"), and each of the Purchasers named in Schedule A thereto pursuant to which the Obligors issued and sold $150,000,000 aggregate principal amount of its Senior Notes (the "Notes"). You are referred to herein individually as a "Holder" and collectively as the "Holders." Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

The Obligors have requested certain modifications to the Note Agreement and the Holders have agreed to modify the Note Agreement on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Obligors and the Holders agree as follows:

1. AMENDMENT TO NOTE AGREEMENT

A new Section 10.10 is added to the Note Agreement to read in its entirety as follows:

"**10.10 Material Acquisitions**.

For the period commencing on the Amendment Effective Date through April 27 2019, the Obligors will not, and will not permit any Subsidiary to consummate a Material Acquisition."

(b) Schedule B. Schedule B of the Note Agreement is amended as follows:

(i) The following definitions are amended and restated to read in their entirety as follows:

"**Capital Lease**" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided, however, if any changes in GAAP are required after the Amendment Effective Date or permitted and are adopted by the Company or any Subsidiary with the agreement of its independent certified public accountants and such changes require all leases by such Person as lessee to be capitalized on a balance sheet of such Person, the term "Capital Lease" shall be deemed to mean only any lease constituting a "Finance Lease" as such term is defined in GAAP as in effect as of the Amendment Effective Date, and all calculations and deliverables under this Agreement shall be made or delivered, as applicable, in accordance therewith. Notwithstanding the foregoing, in the event that the Credit Agreement requires a lease of property of a Person as lessee to be capitalized on a balance sheet of such Person, such lease shall be included as a Capital Lease under this Agreement.

"**Consolidated Adjusted EBITDA**" means, as to any Person for any period, the sum, without duplication, of (a) Consolidated EBIT for such period *plus* (b) consolidated depreciation and amortization for such period *plus* (c) for the fiscal periods ending January 26, 2019 and April 27, 2019, an aggregate amount not to exceed $30,000,000 for the Specified Litigation Settlement paid in cash during such fiscal period. If, during the period for which Consolidated Adjusted EBITDA of the Company is being calculated, the Company or any Subsidiary has (i) acquired sufficient Capital Stock of a Person to cause such Person to become a Subsidiary; (ii) acquired all or substantially all of the assets or operations, division or line of business of a person; or (iii) disposed of one or more Subsidiaries (or disposed of all or substantially all of the assets or operations, division or line of business of a Subsidiary or other person), Consolidated Adjusted EBITDA shall be calculated after giving pro forma effect thereto as if all of such acquisitions and dispositions had occurred on the first day of such period. Consolidated Adjusted EBITDA will be calculated on a rolling four-quarter basis. For the avoidance of doubt, Consolidated Adjusted EBITDA shall be calculated without adding bad debt expense incurred by such Person for such period to Consolidated EBIT.

(ii) The following definitions are added to Schedule B in the appropriate alphabetical order:

"**Amendment Effective Date**" means the date that all conditions set forth in Section 3 of that certain First Amendment to Note Purchase Agreement among the Obligors and certain holders of the Notes dated as of January 25, 2019 are satisfied.

"**Material Acquisition**" means any acquisition of either or both the Capital Stock or assets of any Person or Persons (or any portion thereof) by one or more of the Obligors and their Subsidiaries whose total purchase consideration (including earnout payments and other deferred payments, and the amount of any Debt assumed or acquired by the Obligors and their Subsidiaries in connection with such acquisition, but excluding transaction costs and expenses) is $50,000,000 or more.

"**Specified Litigation Settlement**" means the aggregate cash amount of the settlement paid by the Company or any of its Subsidiaries in connection with *In re Dental Supplies Antitrust Litigation*, No. 1:16-CV-00696-BMC-GRB in the U.S. District Court for the Eastern District of New York.

2. REAFFIRMATION; AUTHORIZATION

2.1. Reaffirmation of Note Agreement. The Obligors reaffirm their agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the amendments of such provisions effected by this First Amendment (the "First Amendment").

2.2. No Default or Event of Default. There currently exists, and after giving effect to this First Amendment there will exist, no Default or Event of Default.

2.3. Authorization. The execution, delivery and performance by the Obligors of this First Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this First Amendment each constitute the legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. EFFECTIVE DATE

This First Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

3.1 Consent of Holders to this First Amendment. The execution by the Holders of at least 51% of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this First Amendment duly executed by the Obligors.

3.2 Consent under 2015 Note Purchase Agreement. The Holders shall have received a fully executed copy of an amendment executed by the holders of at least 51% of the aggregate principal amount of the Senior Notes outstanding under the Note Purchase Agreement dated as of March 23, 2015 and the Obligors, on terms reasonably satisfactory to the Holders.

3.3 Consent under 2011 Note Purchase Agreement. The Holders shall have received a fully executed copy of an amendment executed by the holders of at least 51% of the aggregate principal amount of the Senior Notes outstanding under the Note Purchase Agreement dated as of December 8, 2011 and the Obligors, on terms reasonably satisfactory to the Holders.

3.4 Amendment Fee. Each Holder shall have received payment of an amendment fee equal to 0.05% of the principal amount of the outstanding Notes held by such holder.

3.5 Fees and Expenses. The Company shall have paid the fees and expenses of Foley & Lardner LLP, special counsel to the Holders.

4. MISCELLANEOUS

4.1. Ratification. The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

4.2. Reference to and Effect on the Note Agreement. Upon the final effectiveness of this First Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the "Agreement," "Note Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

4.3. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.4. Governing Law. This First Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

4.5. Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

IN WITNESS WHEREOF, the Obligors and the Holders have caused this Second Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

PATTERSON COMPANIES, INC.

By: ______________________
Name: Donald J. Zurbay
Title: Chief Financial Officer

PATTERSON DENTAL HOLDINGS, INC.
PATTERSON DENTAL SUPPLY, INC.
PATTERSON VETERINARY SUPPLY, INC.

By: ______________________
Name: Donald J. Zurbay
Title: Vice President and Treasurer

PATTERSON MANAGEMENT, LP
By: PATTERSON VETERINARY SUPPLY, INC., its General Partner

By: ______________________
Name: Donald J. Zurbay
Title: Vice President and Treasurer

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY
By: Barings LLC, as Investment Adviser

By: ______________________
Name: John Wheeler
Title: Managing Director

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY
By: Barings LLC, as Investment Adviser

By: ______________________
Name: John Wheeler
Title: Managing Director

MASSMUTUAL ASIA LIMITED
By: Barings LLC, as Investment Adviser

By: ______________________
Name: John Wheeler
Title: Managing Director

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By: Nuveen Alternatives Advisors LLC, its Investment Manager

By: ______________________
Name: Chris Miller
Title: Director

NHS

AMERICAN UNITED LIFE INSURANCE COMPANY

DocuSigned by:

By: _____________________________________

Name: Michael Bullock

Title: VP private placements

THE STATE LIFE INSURANCE COMPANY

By: American United Life Insurance Company

Its: Agent

DocuSigned by:

By: _____________________________________

Name: Michael bullock

Title: VP private placements

SCHEDULE I

Holder	Aggregate Principal Amount of Notes Outstanding
New York Life Insurance Company	$33,100,000
New York Life Insurance and Annuity Corporation	$23,300,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)	$1,200,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30D)	$600,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30E)	$600,000
The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee	$1,200,000
The Lincoln National Life Insurance Company	$25,000,000
Massachusetts Mutual Life Insurance Company	$21,000,000
MassMutual Asia Limited	$4,000,000
Teachers Insurance and Annuity Association of America	$25,000,000
American United Life Insurance Company	$10,000,000
The State Life Insurance Company	$5,000,000